                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          SCP Pool Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                             SCP POOL CORPORATION
                            109 NORTHPARK BOULEVARD
                        COVINGTON, LOUISIANA 70433-5001



Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of SCP Pool Corporation (the "Company"), which will be held on Wednesday, May 7, 1997, at 9:00 a.m., CST, at the Company's corporate offices located at 109 Northpark Blvd., Covington, Louisiana 70433.

     The Notice of Meeting, Proxy Statement, Proxy Form and Annual Report of the Company are included with this letter. The matters listed in the Notice of Meeting are more fully described in the Proxy Statement.

     It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please mark, sign and date the enclosed Proxy and return it promptly in the enclosed envelope. If you attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person.


                              Sincerely,

                              /s/ WILSON B. SEXTON
                              ------------------------
                              Wilson B. Sexton
                              Chairman and Director

                             SCP POOL CORPORATION
                            109 NORTHPARK BOULEVARD
                        COVINGTON, LOUISIANA 70433-5001

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders of SCP Pool Corporation (the "Company") will be held on Wednesday, May 7, 1997, at 9:00 a.m., local time, at the Company's corporate offices located at 109 Northpark Blvd., Covington, Louisiana 70433 to consider and take action with respect to the following matters:

     1. The election of six directors to hold office for a term of one year or until their successors have been elected and qualified;

     2. The ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and

     3. The transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     Holders of record of the Company's Common Stock at the close of business on March 18, 1997 are entitled to receive notice of and to vote on all matters presented at the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting during normal business hours at the Company's principal executive offices, 109 Northpark Boulevard, Covington, Louisiana 70433-5001, and at the location of the meeting set forth above, in each case for a period of 10 days prior to the meeting.

                                       By Order of the Board of Directors

                                       /s/ WILSON B. SEXTON
                                       ----------------------------------
                                       Wilson B. Sexton
                                       Chairman and Director

April 11, 1997

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOUR PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS VOTED OR BY DELIVERY OF A LATER-DATED PROXY. IN ANY EVENT YOU MAY VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

                             SCP POOL CORPORATION
                            109 NORTHPARK BOULEVARD
                        COVINGTON, LOUISIANA 70433-5001


                                PROXY STATEMENT


                        Annual Meeting of Stockholders
                                 to be held on
                                  May 7, 1997


     This proxy statement (the "Proxy Statement") is being furnished to the holders of common stock, par value $0.001 per share (the "Common Stock") of SCP Pool Corporation (the "Company") in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at the annual meeting of stockholders to be held on May 7, 1997 at 9:00 a.m., CST, and at any adjournments or postponements thereof (the "Annual Meeting"). These proxy materials are being mailed in the package with this Proxy Statement on or about April 11, 1997 to holders of record of the Common Stock at the close of business on March 18, 1997.

     If the enclosed Proxy Form is properly signed, dated and returned to the Company, the individuals identified as proxies thereon will vote the shares represented by the Proxy Form in accordance with the directions noted thereon. If no direction is indicated, the proxies will vote FOR the election of the six nominees named herein as directors and FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the 1997 fiscal year. The Company's management does not know of any matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. If other matters are presented, all proxies will be voted in accordance with the recommendations of the Company's management.

     Returning your completed Proxy Form will not prevent you from voting in person at the Annual Meeting if you are present and wish to vote. In addition, you may revoke your proxy any time before it is voted by written notice to the Secretary of the Company prior to the Annual Meeting at the Company's principal executive offices at the address above or by submission of a later-dated proxy.

     Each outstanding share of Common Stock entitles the holder thereof to one vote on each matter to come before the Annual Meeting. As of March 18, 1997, there were 4,223,829 shares of Common Stock outstanding. The presence in person or by proxy of a majority of the shares of Common Stock outstanding will constitute a quorum for the transaction of business. Under Delaware law, abstentions are treated as present and entitled to vote, and therefore will be counted in determining the existence of a quorum and will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the Annual

Meeting. Under Delaware law, broker "non-votes" are considered present but not entitled to vote, and thus will be counted in determining the existence of a quorum but will not be counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a plurality of the vote of the shares present and entitled to vote has been cast.


PROPOSAL 1

                                 ELECTION OF DIRECTORS

     The Company's by-laws provide that the size of the Board shall be fixed from time to time by resolution of the Board and that vacancies on the Board may be filled by the remaining directors. The Board size is currently fixed at six directors. Four directors have been serving since the time of the Company's registration under the Securities Act of 1933 of the initial public offering (the "IPO") of its Common Stock. Two additional independent directors have been appointed since the consummation of the IPO.

     The Board currently consists of Wilson B. Sexton, Frank J. St. Romain, Andrew W. Code, Peter M. Gotsch, Dominick DeMichele and Robert C. Sledd. Each director is elected to serve for the remaining term of any vacancy filled by the director or for a one-year term (if elected at an annual meeting of stockholders) or until a successor is duly elected.

     Wilson B. Sexton, Frank J. St. Romain, Andrew W. Code, Peter M. Gotsch, Dominick DeMichele and Robert C. Sledd have been nominated for re-election at the Annual Meeting. The Company has no reason to believe that the nominees named herein will be unavailable to serve as directors. However, if the nominees for any reason are unable to serve or for good cause will not serve, the proxy may be voted for such substitute nominees as the persons appointed in the proxy may in their discretion determine.

     Directors will be elected at the annual meeting by a plurality of the votes cast at the meeting by the holders of shares represented in person or by proxy. There is no cumulative voting as to any matter, including the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES.


PROPOSAL 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, upon recommendation of its Audit Committee, has selected the accounting firm of Ernst & Young LLP to serve as independent auditors of the Company with respect to the 1997 fiscal year to audit the financial statements of the Company for the fiscal year ending December 31, 1997 and to perform other appropriate accounting services.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to questions and to make a statement if they desire to do so. If the stockholders do not ratify this appointment by the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting, other independent auditors will be considered by the Board of Directors upon recommendation by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 1997.


                                 MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The following sets forth certain information concerning the Company's executive officers and directors. Officers of the Company serve at the discretion of the Board of Directors.

  WILSON B. SEXTON                                                   AGE: 60

  Mr. Sexton has served as Chairman and a director of the Company and South Central Pool Supply, Inc. ("SCP Supply") since December 1993, and served as a consultant to Lake Villa Corporation (formerly known as South Central Pool Supply, Inc.), a Louisiana corporation (the "Predecessor") from 1988 to December 1993. Mr. Sexton was self-employed from 1980 to 1988. Mr. Sexton served as a director of and held a number of positions with Airwick Industries, Inc. from 1974 to 1980, including President of the Airwick Pool Products division and Vice President of Airwick Industries, Inc. From 1958 to 1974, Mr. Sexton was employed by Seablue Corporation, a swimming pool equipment and supplies manufacturer, where he served as President from 1972 to 1974.

  FRANK J. ST. ROMAIN                                                AGE: 61

  Mr. St. Romain has served as President, Chief Executive Officer and a director of the Company and SCP Supply since December 1993 and held the same positions with the Predecessor since its founding in 1980. Prior to 1980, Mr. St. Romain had 21 years experience in the pool business and held a number of positions with Seablue Corporation and Airwick Pool Products.

  ANDREW W. CODE                                                     AGE:  38

  Mr. Code has served as a director of the Company since December 1993, and served as a Vice President of the Company and SCP Supply from December 1993 to May 1995. Mr. Code has since August 1988 been a general partner of CHS Management Limited Partnership ("CHS Management"), the general partner of Code Hennessy & Simmons Limited Partnership ("CHS"). Mr. Code was a Vice President of Citicorp Savings, a commercial bank, from 1986 until August 1988.

  PETER M. GOTSCH                                                    AGE: 32

  Mr. Gotsch has served as a director of the Company since December 1993 and served as a Vice President of the Company and SCP Supply from December 1993 to May 1995. Mr. Gotsch has been a Managing Director of Code, Hennessy & Simmons, Inc., an affiliate of CHS, since January 1996, was a Vice President of CHS Management from June 1994 to December 1995 and was an associate of CHS Management from July 1989 to June 1994. From 1987 to July 1989, he was a Corporate Banking Officer at The First National Bank of Chicago, N.A., a commercial bank.

  DOMINICK DEMICHELE                                                 AGE: 44

  Mr. DeMichele has served as a director of the Company since January 1996. Mr. DeMichele has served as Chief Executive Officer of Cookson Specialty Molding Sector (a division of Cookson Group plc.) since February 1994, and served as President of Loudon Plastics, Inc. ("Loudon") and Pacific Industries, Inc. ("Pacific") (divisions of Cookson Group plc.) from 1991 to 1995. Mr. DeMichele is a director of Loudon, Pacific, South Pacific Vinyl, Inc. and Bicknell Huston Distributors, Inc., all of which are divisions of Cookson Group plc.

  ROBERT C. SLEDD                                                    AGE 45

  Mr. Sledd has served as a director of the Company since March 1996. Mr. Sledd has served as Chairman of the Board of Directors of Performance Food Group Company ("PFG") since February 1995, and has served as a director and as Chief Executive Officer of PFG since 1987. Mr. Sledd served as President of PFG from 1987 to February 1995. He served as President and Chief Executive Officer of Taylor & Sledd Industries, Inc., a predecessor of PFG from 1984 to 1987.

  RICHARD P. POLIZZOTTO                                              AGE:  55

  Mr. Polizzotto has served as Vice President of the Company since May 1995, and has served as Vice President of SCP Supply since December 1993. He served as Vice President of Operations of the Predecessor from June 1992 until December 1993. From 1986 until 1992, he served as Vice President of KSG Industries, Inc., an auto parts distributor. Prior to 1986, Mr. Polizzotto held a number of positions with Airwick Industries, Inc. and Airwick Pool Products, and served as President of Heldor Industries, Inc., a pool supply distributor.

  CRAIG K. HUBBARD                                                   AGE:  45

  Mr. Hubbard has served as Chief Financial Officer, Treasurer and Secretary of the Company and SCP Supply since February 1997. From December 1993 until February 1997, he served as controller of SCP Supply, and held the same position with the Predecessor since September 1991. From 1985 until 1991, he served as controller of Alerion Bank.

  A. DAVID COOK                                                     AGE:  41

  Mr. Cook has served as Vice President of the Company since February 1997. From December 1993 until February 1997, he served as the Director of National Sales Development of SCP Supply, and held the same position with the Predecessor since August 1993. He served as a regional manager of the Predecessor from May 1992 until August 1993. From 1988 until May 1992, he served as a branch manager of the Predecessor.

  JOHN M. MURPHY                                                     AGE:  36

  Mr. Murphy has served as Vice President of the Company since February 1997. From December 1993 until February 1997, he served as the Director of Marketing of SCP Supply, and held the same position with the Predecessor since 1988.

INFORMATION ABOUT THE BOARD OF DIRECTORS

  The Board of Directors met four times during 1996. The Board of Directors has standing Audit and Compensation Committees. Each director attended 75% or more of the meetings of the Board of Directors and any committees on which such director served during 1996.

  Audit Committee. During 1996, the Audit Committee of the Board of Directors was composed of three directors (Messrs. Gotsch, DeMichele and Sledd). The Audit Committee met once during 1996. The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the independence of such auditors, approves the scope of the annual audit activities of the independent auditors, and reviews such audit results.

  Compensation Committee. During 1996, the Compensation Committee was composed of three directors (Messrs. Code, Gotsch and DeMichele). The Compensation Committee met once during 1996. The Compensation Committee makes recommendations to the Board regarding the compensation of officers of the Company, awards under the Company's compensation and benefit plans and compensation policies and practices. In March 1997, Mr. Sledd replaced Mr. DeMichele as a member of the Compensation Committee.

  The Company does not have a nominating committee.

DIRECTOR COMPENSATION

  Non-employee directors of the Company receive (i) an annual retainer of $6,000, (ii) $1,000 per board meeting attended, (iii) $500 per committee meeting attended and (iv) $250 per ad-hoc meeting attended. In addition, non-employee directors of the Company receive a consulting fee of $100 per hour for tasks performed outside the scope of their service as directors. Directors who are employees of the Company or its subsidiaries are not entitled to receive any fees for serving as directors, except that all directors are reimbursed for out-of-pocket expenses related to their service as directors.

  Under the 1996 Non-Employee Director Equity Incentive Plan (the "Directors Plan"), each non-employee director was granted an option to purchase 2,500 shares of Common Stock upon the establishment of the Directors Plan. In addition, each non-employee director was granted an option to purchase 2,500 shares of common stock immediately following the May 1996 annual meeting of the Company's stockholders and will be granted options to purchase an additional 2,500 shares immediately following each subsequent annual meeting of the Company's stockholders. Options granted pursuant to the Directors Plan become exercisable one year after grant, subject to certain exceptions. The option price per share of Common Stock under the Directors Plan is equal to 100% of the fair market value of the Common Stock at the date of grant. Each option granted under the Directors Plan is exercisable for ten years after the date of grant.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that each of its officers, directors and greater than ten-percent beneficial owners complied with all Section 16(a) filing requirements applicable to them during fiscal 1996, with the exception of Mr. DeMichele's initial statement of beneficial ownership and statement of change in beneficial ownership and Mr. Polizzotto's statement of change in beneficial ownership, each of which was inadvertently filed late.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 18, 1997 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director and named executive officer of the Company, and
(iii) all directors and executive officers of the Company as a group. Except as otherwise indicated below, to the knowledge of the Company, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by it or him as set forth opposite its or his name. Unless otherwise indicated, the business address of each person is the Company's corporate address.



            NAME OF BENEFICIAL OWNER         NUMBER OF SHARES(1)  PERCENT OF CLASS(2)
            ------------------------         -------------------  -------------------

Code, Hennessy & Simmons                            1,510,933                 35.8%
  Limited Partnership (3)

Andrew W. Code (4)(5)                               1,526,533                 36.1%

Daniel J. Hennessy (4)(6)                           1,512,233                 35.8%

Brian P. Simmons (4)(7)                             1,535,933                 36.4%

Wilson B. Sexton (8)                                  153,157                  3.6%

St. Romain Children's Trust (9)                        83,324                  2.0%

Frank J. St. Romain (10)                               75,833                  1.8%

Maurice D. Van Dyke (11)                              134,000                  3.2%

Richard P. Polizzotto (12)                             32,474                    *

Peter M. Gotsch (13)                                    6,817                    *

Dominick DeMichele (14)                                 9,000                    *

Robert C. Sledd (15)                                    5,500                    *

All executive officers and directors as a group
  (8 persons)                                       2,039,864                 48.3%

--------------
(1) Includes shares of Common Stock subject to options which are exercisable within 60 days of March 18, 1996 and shares of Common Stock issuable upon conversion of the Company's Convertible Subordinated Promissory Notes due December 31, 2002 (the "Convertible Notes").

(2) Shares of Common Stock subject to options which are exercisable within 60 days of March 18, 1997 and shares of Common Stock issuable upon conversion of the Convertible Notes are considered outstanding for the purpose of determining the percent of the class held by the holder of such options or notes, but not for the purpose of computing the percentage held by others. Percentages less than one percent are denoted by an asterisk.

(3) The business address of CHS is 10 South Wacker Drive, Suite 3175, Chicago, Illinois 60606.

(4) 1,510,933 of such shares are held of record by CHS. Messrs. Code, Hennessy and Simmons are general partners of the general partner of CHS and share investment and voting power with respect to the securities owned by CHS. Each of Messrs. Code, Hennessy and Simmons disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The business address of each such person is c/o CHS, 10 South Wacker Drive, Suite 3175, Chicago, Illinois 60606.

 (5) 10,000 of such shares are held directly by Mr. Code, and 600 of such shares are held by Mr. Code as custodian for his minor children under the Uniform Gifts to Minors Act. Also includes options to purchase 5,000 shares issued to Mr. Code pursuant to the Directors Plan.

 (6) 1,000 of such shares are held by minor children of Mr. Hennessy, and Mr. Hennessy disclaims beneficial ownership of such shares. 300 of such shares are held by Mr. Hennessy and his spouse as joint tenants.

 (7) 25,000 of such shares are held by Mr. Simmons and his spouse as joint tenants.

 (8) Includes 20,831 shares issuable upon conversion of the Convertible Note held of record by Mr. Sexton and options to purchase 30,000 shares issued to Mr. Sexton pursuant to the Plan.

 (9) Includes 20,831 shares issuable upon conversion of the Convertible Note held of record by the St. Romain Children's Trust.

(10) Includes options to purchase 30,000 shares issued to Mr. St. Romain pursuant to the Plan.

(11) Includes 42,174 shares held directly by Mr. Van Dyke, 8,502 shares issuable upon conversion of the Convertible Note held of record by Mr. Van Dyke and 83,324 shares (including 20,831 shares issuable upon conversion of a Convertible Note) held of record by the St. Romain Children's Trust, of which Mr. Van Dyke is the Trustee. As the Trustee, Mr. Van Dyke has investment and voting power with respect to the shares held by the trust. The business address of Mr. Van Dyke is 109 Northpark Boulevard, Covington, Louisiana 70433. Mr. Van Dyke retired from the Company and SCP Supply in February 1997.

(12) Includes 5,952 shares issuable upon conversion of the Convertible Note held of record by Mr. Polizzotto.

(13) Includes options to purchase 5,000 shares issued to Mr. Gotsch pursuant to the Directors Plan. Mr. Gotsch is a Managing Director of an affiliate of CHS but does not share investment or voting discretion with respect to the securities held by CHS.

(14) Includes options to purchase 5,000 shares issued to Mr. DeMichele pursuant to the Directors Plan.

(15) Includes options to purchase 5,000 shares issued to Mr. Sledd pursuant to the Directors Plan.

                                 EXECUTIVE COMPENSATION

   The following tables summarizes the compensation paid to the Company's chief executive officer and three other most highly compensated executive officers (collectively, the "Named Executive Officers") during the year ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION                          LONG TERM COMPENSATION
                                    -------------------------------------   -------------------------------------------
                                                                                       AWARDS                 PAYOUTS
                                                                            ------------------------------   ---------
                                                               OTHER                           SECURITIES                   ALL
                                                               ANNUAL        RESTRICTED        UNDERLYING      LTIP        OTHER
NAME AND PRINCIPAL         FISCAL   SALARY      BONUS       COMPENSATION    STOCK AWARDS      OPTIONS/SARS    PAYOUTS  COMPENSATION
    POSITION                YEAR      ($)        ($)            ($)             ($)                (#)          ($)         ($)
------------------        -------   ------      ------      ------------    ------------      ------------    -------  ------------
Wilson B. Sexton           1996     192,938     192,938         --                --             15,000          --      12,799(1)
Chairman                   1995     183,750     183,750         --                --                 --          --      14,210(2)
                           1994     175,000     164,500         --                --                 --          --       3,172(3)

Frank J. St. Romain        1996     192,938     192,938         --                --             15,000          --      12,799(4)
President and Chief        1995     183,750     183,750         --                --                 --          --      15,802(5)
Executive Officer          1994     175,000     164,500         --                --                 --          --      16,542(6)

Maurice D. Van Dyke (7)    1996     110,048      25,000         --                --                 --          --      11,855(8)
Chief Financial Officer,   1995     105,000      25,000         --                --                 --          --      14,468(9)
Treasurer and Secretary    1994     100,000      25,000         --                --                 --          --      12,377(10)

Richard P. Polizzotto      1996     112,000      20,000         --                --              3,250          --      10,582(11)
Vice President             1995     112,000      30,000         --                --              4,081          --      15,041(12)
                           1994      90,586      30,000         --                --                 --          --      16,498(13)

------------------------
(1) Reflects a $1,335 life insurance premium and $11,464 contributed under the Company's 401(k) plan.
(2) Reflects a $2,811 life insurance premium and $11,399 contributed under the Company's 401(k) plan.
(3)  Reflects a life insurance premium.
(4) Reflects a $1,335 life insurance premium and $11,464 contributed under the Company's 401(k) plan.
(5) Reflects a $4,403 life insurance premium and $11,399 contributed under the Company's 401(k) plan.
(6) Reflects a $3,847 life insurance premium and $12,695 contributed under the Company's 401(k) plan.
(7)  Mr. Van Dyke retired from the Company and SCP Supply in February 1997.
(8) Reflects a $1,335 life insurance premium and $10,520 contributed under the Company's 401(k) plan.
(9) Reflects a $4,403 life insurance premium and $10,065 contributed under the Company's 401(k) plan.
(10) Reflects a $4,170 life insurance premium and $8,207 contributed under the Company's 401(k) plan.
(11) Reflects a $1,335 life insurance policy premium and $9,247 contributed under the Company's 401(k) plan.
(12) Reflects a $6,084 life insurance premium and $8,957 contributed under the Company's 401(k) plan
(13) Includes a $5,755 life insurance premium and $10,743 contributed under the Company's 401(k) plan.

  The following table sets forth, for the executive officers of the Company, information regarding stock options granted or exercised during, or held at the end of, 1996.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS
                              -----------------------------------------------------------------

                               NUMBER OF SECURITIES                                                POTENTIAL REALIZABLE VALUE
                                      UNDER-            % OF TOTAL                                   AT ASSUMED ANNUAL RATES OF
                                  LYING OPTIONS/       OPTIONS/SARS     EXERCISE                    STOCK PRICE APPRECIATION
                                       SARS             GRANTED TO      OR BASE                        FOR OPTION TERM (5)
                                     GRANTED           EMPLOYEES IN      PRICE      EXPIRATION     ----------------------------
NAME                                   (#)             FISCAL YEAR       ($/SH)        DATE        5%($)                 10%($)
-----                         ---------------------   --------------   ----------   ----------     ----------------------------
WILSON B. SEXTON(1)(3)               15,000                 24%         $11.25       12/31/03        79,772             190,721
-------------------------------------------------------------------------------------------------------------------------------

FRANK J. ST. ROMAIN(1)(3)            15,000                 24%         $11.25       12/31/03        79,772             190,721
-------------------------------------------------------------------------------------------------------------------------------

MAURICE D. VAN DYKE(2)                  -0-                -0-             -0-          --              -0-                 -0-
-------------------------------------------------------------------------------------------------------------------------------

RICHARD POLIZZOTTO(3)(4)              3,250                  5%         $11.25       12/31/03        17,284              41,323

---------------
(1) Options were granted and become immediately exercisable on January 24, 1996 pursuant to the SCP Pool Corporation 1995 Stock Option Plan.
(2) Mr. Van Dyke retired from the Company and SCP Supply in February 1997
(3) In order to prevent dilution or enlargement of rights under the options, in the event of a reorganization, recapitalization, stock split or combination or other change in the shares of the Company's Common Stock, the number and type of shares available upon exercise and the exercise price will be adjusted accordingly. The Compensation Committee may, subject to certain restrictions, accelerate or defer the date on which an option becomes exercisable.
(4) Options become exercisable on January 24, 1998 and were granted on January 24, 1996 pursuant to the SCP Pool Corporation 1995 Stock Option Plan. In the event of a sale of the capital stock of the Company with the voting power to elect a majority of the directors or a sale of more than 50% of the Company's total assets (on a consolidated basis), all options become fully vested and exercisable.
(5) Amounts reflect assumed rates of appreciation from the fair market value on the date of grant as set forth in the Securities and Exchange Commission's executive compensation disclosure rules. Actual gains, if any, on stock option exercises depend on future performance of the Common Stock and overall stock market conditions. No assurance can be made that the amounts reflected in these columns will be achieved.


    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES


                                                                  NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                                                                    UNEXERCISED OPTIONS/SARS AT      IN-THE-MONEY OPTIONS/SARS AT
                                                                         FISCAL YEAR END (#)             FISCAL YEAR END ($)
                                            VALUE
                        SHARES ACQUIRED    REALIZED                         EXERCISABLE/                   EXERCISABLE/
     NAME                 ON EXERCISE        ($)                            UNEXERCISABLE                UNEXERCISABLE(1)
------------------------------------------------------------------------------------------------------------------------------

WILSON B. SEXTON               -0-             -0-                           15,000/0 (1)                   142,500/0 (1)

FRANK J. ST. ROMAIN            -0-             -0-                           15,000/0 (1)                   142,500/0 (1)

MAURICE D. VAN DYKE (2)        -0-             -0-                                   0/0                             0/0

RICHARD POLIZZOTTO             -0-             -0-                            0/7,331 (3)                       0/94,539(3)

---------------
(1) As of the end of the fiscal year, all of the options held by Mr. Sexton and Mr. St. Romain were exercisable, and none had been exercised.
(2)  Mr. Van Dyke retired from the Company and SCP Supply in February 1997.
(3) As of the end of the fiscal year, none of the options held by Mr. Polizzotto were exercisable, and none had been exercised.

EMPLOYMENT AGREEMENTS

     In connection with the acquisition (the "SCP Acquisition") of all of the assets of the Predecessor, SCP Supply entered into oral employment agreements with each of Wilson B. Sexton, Frank J. St. Romain and Maurice D. Van Dyke. The agreements currently provide, in part, that SCP Supply will pay (i) Messrs. Sexton and St. Romain an annual base salary of $192,938 and an annual cash bonus of up to 100% of base salary, and (ii) Mr. Van Dyke an annual base salary of $110,048 and an annual cash bonus of up to $25,000. Pursuant to such agreements, each of Messrs. Sexton, St. Romain and Van Dyke are entitled to be included in SCP Supply's medical program until Medicare coverage begins (or, if earlier, until terminated for cause or until voluntary termination of employment prior to 1999 (or, in the case of Mr. Van Dyke, prior to reaching age 65)), and each will receive an automobile allowance of $600 per month.

     In connection with the acquisition of all of the outstanding stock of Orcal Pool Supplies, Inc. ("Orcal Acquisition") in March 1995, the Company and SCP Supply entered into a written Management Agreement with Ronald Hetzner (the former owner of Orcal), pursuant to which Mr. Hetzner is employed by SCP Supply as President of Orcal Pool Supplies, a division of SCP Supply. The Agreement provides that SCP Supply will pay Mr. Hetzner an annual salary of $100,000. The agreement runs for a period of three years, unless terminated earlier by the resignation, death, permanent disability or incapacity of Mr. Hetzner, or by the Company (with or without cause). If terminated without cause, Mr. Hetzner is entitled to receive his salary for a period of eighteen months or if less, until
the end of the three-year employment term.   Mr. Hetzner served as a director of
the Company from March 1995 until June 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Code, Gotsch and DeMichele served as members of the Company's
Compensation Committee during 1996.   In March 1997, Mr. Sledd replaced Mr.
DeMichele as a member of the Compensation Committee. Mr. Code is a general partner of CHS Management. Mr. Gotsch has been a Managing Director of Code, Hennessy & Simmons, Inc., an affiliate of CHS, since January 1996, was a Vice President of CHS Management from June 1994 to December 1995 and was an associate of CHS Management from July 1989 to June 1994. See ''Certain Relationships and Related Transactions.'' Mr. Code and Mr. Gotsch each served as Vice President of the Company from December 1993 until May, 1995.

     Mr. DeMichele is the Chief Executive Officer of Cookson Specialty Molding Sector (the "Molding Sector"), a division of Cookson Group plc. Mr. DeMichele is also a director of Pacific Industries, Inc. ("Pacific"), a member of the Molding Sector. Pacific received approximately $7,880,000 in payments from the Company in 1996 for property and services, and expects to receive over $10,000,000 in payments from the Company in 1997. The Company believes that the payments made to Pacific reflect a fair market rate for the products and services provided.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the "committee") reviews and makes recommendations to the Board regarding salaries, compensation and benefits of executive officers and key employees of the Company and develops and administers programs providing stock-based incentives. After consideration of the committee's recommendations, the entire Board reviews and approves the salaries and bonuses and the stock and benefit programs for the Company's executive officers. This committee report documents the components of the Company's executive officer compensation programs and describes the bases upon which compensation will be determined by the committee with respect to the executive officers of the Company.

     This committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Compensation Philosophy. The compensation philosophy of the Company is to link executive and employee compensation to continuous improvements in corporate performance and increases in stockholder value. The goals of the Company's executive and employee compensation programs are as follows:

  . To establish pay levels that are necessary to retain and attract highly qualified executives in light of the overall competitiveness of the market for high quality executive talent.

  . To recognize superior individual performance, new responsibilities and new positions within the Company.

  . To balance short-term and long-term compensation to complement the Company's annual and long-term business objectives and strategy and encourage executive performance in furtherance of the fulfillment of those objectives.

  . To provide variable compensation opportunities based on the Company's performance.

  .    To encourage stock ownership by executives and other employees.

  . To align executive and employee remuneration with the interests of stockholders.

     Compensation Program Components. The committee regularly reviews the Company's compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Company. The particular elements of the compensation program for executive officers are further explained below.

  Base Salary.    Base pay levels for Messrs. Sexton, St. Romain and Van Dyke are determined pursuant to their employment agreements. See "Executive Compensation--Employment

  Agreements." Mr. Polizzotto's base pay level is determined by the committee in its discretion based on achievement of goals and objectives determined by it.

  Annual Incentives. Annual bonus formulae for Messrs. Sexton, St. Romain, and Van Dyke were negotiated in connection with the SCP Acquisition. See "Executive Compensation--Employment Agreements." The annual bonus for Mr. Polizzotto is determined by the committee in its discretion based on achievement of goals and objectives determined by it. At the time of the adoption of the Plan, the Company and Messrs. Sexton and St. Romain agreed to decrease the maximum bonus payable to Messrs. Sexton and St. Romain to an amount equal to 100% of base salary, and that such executives would be eligible to receive immediately exercisable options to purchase Common Stock. The Company uses annual bonuses to enhance management's contribution to stockholder returns by offering competitive levels of compensation for the attainment of the Company's financial objectives. In particular, the Company utilizes annual bonuses to focus corporate behavior on the achievement of goals for growth, financial performance and other items.

  Stock Ownership. The committee believes that it can align the interests of stockholders, executives and other employees of the Company by providing those persons who have substantial responsibility over the management and/or growth of the Company with an opportunity to establish a meaningful ownership position in the Company. Pursuant to the Plan, the Company granted stock options to Mr. Polizzotto in February 1995 and to Messrs. Sexton, St. Romain and Polizzotto in January of 1996 and January of 1997.

  Chairman and Chief Executive Officer Compensation. The base pay level and annual incentive bonus compensation for Mr. Sexton, the Company's Chairman, and Mr. St. Romain, the Company's Chief Executive Officer, are determined in accordance with their employment agreements. Pursuant to such employment agreements, the base salaries of Messrs. Sexton and St. Romain for 1994 were set at $175,000, were increased to $183,750 for 1995 and were increased to $192,938 in 1996. In addition, in 1994, each of Messrs. Sexton and St. Romain was entitled to a cash bonus of up to 200% of his base salary, based on achievement of goals and objectives determined by the Board. Consistent with its plan to increase executives' meaningful ownership position in the Company and align executives' interests with those of the Company's stockholders, commencing in 1995, the annual cash bonus payable to Messrs. Sexton and St. Romain is limited to up to 100% of base salary, and each of Messrs. Sexton and St. Romain is eligible to receive options exercisable for Common Stock. Messrs. Sexton and St. Romain were each granted options to purchase 15,000 shares of Common Stock in January 1996, at an exercise price of $11.25 per share, and in January 1997, at an exercise price of $19.25 per share.

  Certain Tax Considerations. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company's tax return of compensation over $1 million to any of the Named Executive Officers, unless, in general, the compensation is paid pursuant to a plan which is performance-based, non-discretionary and has been approved by the Company's stockholders. The Company's policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible without limiting the Company's ability to attract and retain qualified executives.

  Summary. After its review of all existing programs, the committee believes that the total compensation program for executives of the Company is focused on increasing values for stockholders and enhancing corporate performance. The committee currently believes that the compensation of executive officers and other employees is properly tied to stock appreciation through stock options or stock ownership. The committee believes that executive and employee compensation levels at the Company are competitive with the compensation programs provided by other corporations with which the Company competes. The foregoing report has been approved by all members of the committee.

                                    COMPENSATION COMMITTEE

                                    Andrew W. Code
                                    Peter M. Gotsch
                                    Dominick DeMichele


                               PERFORMANCE GRAPH

  The following graph compares the performance of the Company's Common Stock with the Nasdaq National Market Composite Index and with the S&P SmallCap 600 Index. The Company has chosen the S&P SmallCap 600 Index for comparison because the Company does not believe that it can reasonably identify a peer group or a published industry or line-of-business index that contains companies in a similar line of business and because the S&P SmallCap 600 Index includes companies of similar capitalization to the Company.



                         [GRAPH APPEARS HERE]

                               10/12/95          12/29/95        12/31/96
                               --------          --------        --------
SCP Pool Corporation             $100              $ 99            $198
S&P SmallCap 600                 $100              $104            $127
The Nasdaq Stock Market          $100              $102            $125

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

NONCOMPETITION AGREEMENTS

     In connection with the SCP Acquisition, Messrs. Sexton, St. Romain, Van Dyke, Polizzotto, Cook and Murphy along with the Predecessor's other shareholders, entered into noncompetition agreements pursuant to which they agreed not to engage in a business substantially similar to that of the Company for a period of five years from the date of the SCP Acquisition.

STOCKHOLDER NOTES

     Eleven of the Company's current stockholders (all of whom were stockholders of the Predecessor) are holders of the Company's Convertible Subordinated Promissory Notes due December 31, 2002 (the "Convertible Notes") in the aggregate principal amount of $125,000. They received such notes pursuant to the liquidation of the Predecessor following the SCP Acquisition. Such notes were originally issued by the Company to the Predecessor as consideration pursuant to the SCP Acquisition. In addition, Mr. Hetzner is the holder of the Company's Junior Subordinated Promissory Notes due April 10, 1998 (the "Hetzner Notes"), in the original principal amount of $2,650,000, which he received in connection with the Orcal Acquisition. As of March 18, 1997, the Company has repaid $883,333 of the principal amount of the Hetzner Notes.

     The Convertible Notes bear interest at a rate of 10% per annum and mature on December 31, 2002. The Convertible Notes are subordinated to the Second Amended and Restated Credit Agreement, dated as of September 26, 1996, by and among SCP Supply, The First National Bank of Chicago, as agent, and various lenders from time to time party thereto (the "Senior Loan Facility") and certain other indebtedness. The Convertible Notes are convertible into the number of shares of Common Stock determined by dividing the principal amount of the note by approximately $1.47, as adjusted for the subdivision or combination of such shares and for the issuance of any Common Stock (or securities converted into or exchangeable for shares of Common Stock) at a price per share less than the conversion price for the Convertible Notes.

     The Hetzner Notes bear interest at a rate of 8% per annum and are payable in three equal annual installments, with the final installment payable on April 10, 1998. The Hetzner Notes are subordinated to the Senior Loan Facility and certain other indebtedness.

TRANSACTIONS WITH CHS

     In connection with the Orcal Acquisition, CHS executed guaranties in favor of Mr. Hetzner pursuant to which CHS agreed to guarantee payment by the Company of the Hetzner Notes.

     The Company has in the past and may in the future pay to CHS certain customary investment banking and financial advisory fees for services rendered by CHS to the Company in connection with acquisitions undertaken by the Company.

REGISTRATION AGREEMENT

     In connection with the SCP Acquisition in December 1993, the stockholders of the Company at such time (the "Original Stockholders") entered into a Registration Agreement with the Company (the "Registration Agreement"). The Registration Agreement provides for certain demand registration rights to CHS, certain employees of CHS and its affiliates and an additional investor (collectively, the "Investor Stockholders"), and to subsequent holders of the Common Stock acquired by such stockholders in connection with the SCP Acquisition. The demand registration rights began from and after the effective date of the first registration statement filed by the Company in connection with the public offering of its securities. The holders of a majority of the registrable securities held by the Investor Stockholders (and their permitted transferees) are entitled to request four long-form registrations in which the Company pays all registration expenses and an unlimited number of short-form registrations in which the Company pays all registration expenses. Such holders are also entitled to request an unlimited number of long-form registrations in which holders of registrable securities pay their pro rata share of registration expenses. The Company is entitled to postpone a demand registration for up to six months under certain circumstances, and is not required to effect a demand registration within six months of a previous registration in which holders of registrable securities participated without reduction of the number of their included shares.

     The Registration Agreement also provides that, subject to certain limitations, the Original Stockholders (and their permitted transferees) may request inclusion of their shares in a registration of securities by the Company (other than pursuant to the initial public offering of Common Stock or a demand registration). Expenses incurred in connection with the exercise of such piggyback registration rights are borne by the Company.

STOCKHOLDER LEASE AGREEMENTS

     In November 1993, the Company entered into a lease agreement (the "Northpark Lease") with Northpark Alliance, LLC, a limited liability company ("Northpark"), the members of which are Messrs. Van Dyke, Sexton, and Polizzotto and the St. Romain Children's Trust (a trust established for the benefit of the children of Mr. St. Romain for which Mr. Van Dyke serves as Trustee), with respect to a facility at 128 Northpark Boulevard, Covington, Louisiana. The Company used this facility as its corporate headquarters until space constraints forced it to relocate to another Covington, Louisiana facility in October 1996. The Northpark Lease has a term of 15 years, commencing on June 10, 1994, and monthly rental rates ranging from $6,511 to $7,698. The Company believes that such lease reflects a fair market rate as of the date thereof. The Company is still obligated to make lease payments under the Northpark Lease, although Northpark is currently attempting to sell or sublease the facility.

     In November 1991, the Company entered into a lease agreement (the "Trust Lease") with the St. Romain Children's Trust with respect to a service center (the "Trust Facility") in Baton Rouge, Louisiana. The Trust Lease has a term of nine years and one month, commencing on December 1, 1991, and monthly rental rates ranging from $5,053 to $5,360. In March 1997, space constraints forced the Company to relocate its Baton Rouge service center from the Trust Facility to another Baton Rouge facility which it rents pursuant to a lease agreement (the "St. Romain Lease") with Kenneth St. Romain, the regional manager of the Baton Rouge service center and the son of Frank

J. St. Romain, President and Chief Executive Officer of the Company. The St. Romain Lease has a term of 5 years, commencing on March 1, 1997, and provides for rental payments of $9,655 per month. The Company is still obligated to make payments under the Trust Lease, although the St. Romain Children's Trust is attempting to sell or sublease the Trust Facility. The Company believes that both the Trust Lease and the St. Romain Lease reflect a fair market rate as of the respective dates thereof.

     In connection with the Orcal Acquisition, SCP Supply entered into eight lease agreements with Mr. Hetzner and his affiliates (the "Hetzner Leases"), pursuant to which SCP Supply rents service center facilities in California which are owned by Mr. Hetzner and his affiliates. The Hetzner Leases have initial terms of five years, commencing on February 28, 1995, and monthly rental rates ranging from approximately $3,600 to $8,748. The aggregate monthly rental payment under the Hetzner Leases is approximately $46,260. SCP Supply has an option to renew each such lease for five years at fair market rental rate.

DUAL CHEMICAL FEEDER AGREEMENTS

     Pursuant to an agreement dated as of March 31, 1992, by and among Mr. Sexton and Wexco Incorporated, a Pennsylvania corporation ("Wexco"), Mr. Sexton assigned all of his rights in a patented device for the delivery of multiple chemicals into a swimming pool (the "Dual Chemical Feeder") to Wexco in return for a promise to pay certain royalties. In connection with the acquisition by the subsidiary Alliance Packaging, Inc. of the chemical manufacturing and repackaging assets of York Chemical Corporation and Wexco (the "York Acquisition") in January 1995, the Company purchased all of Wexco's rights and obligations with respect to the Dual Chemical Feeder, including Wexco's obligation to make royalty payments to Mr. Sexton. The aggregate royalties paid to Mr. Sexton in 1996 did not exceed $60,000, and the Company does not expect that the aggregate royalties payable in 1997 will exceed $60,000.

SUPPLY AGREEMENT WITH PRO-PACKAGING, INC.

     In connection with the Orcal Acquisition, the Company entered into a supply contract with Pro-Packaging, Inc. ("Pro-Packaging"), a manufacturer of tableted chlorine products and an affiliate of Mr. Hetzner. Pursuant to the supply contract, the Company agreed to buy, and Pro-Packaging agreed to sell, for an initial term of two years, subject to renewal for one year on the same terms by mutual agreement, all tableted chlorine products required by the Company's California businesses at a price equal to the most favorable price that the Company could obtain from an unaffiliated supplier in California. In addition, the Company agreed that Orcal's past due payables to Pro-Packaging, in the aggregate amount of approximately $884,000 would be paid by the Company by December 1, 1995 (including $86,000 paid prior to closing of the Orcal Acquisition).

PLEDGE AGREEMENT

     In connection with the SCP Acquisition, the Company loaned Mr. Murphy $125,000 to purchase certain securities (the "Purchased Securities") of the Company. Mr.Murphy pledged the Purchased Securities to the Company to secure the repayment of such loan. As of March 18, 1997, Mr. Murphy has repaid $105,000 of the principal amount of such loan and the Company has released the pledge on a proportionate share of the Purchased Securities.

TRANSACTIONS WITH THE COOKSON SPECIALTY MOLDING SECTOR

     Mr. DeMichele, a director of the Company, is the Chief Executive Officer of the Molding Sector, a division of Cookson Group plc. Mr. DeMichele is also a director of Pacific, a member of the Molding Sector. Pacific received approximately $7,880,000 in payments from the Company in 1996 and expects to receive over $10,000,000 in payments from the Company in 1997. The Company believes that the payments made to Pacific reflect the fair market rate for the products and services provided.

CERTAIN RELATIONSHIPS

     Kenneth St. Romain is a regional manager for the Company in the Baton Rouge and New Orleans, Louisiana area. In 1996, Mr. St. Romain received approximately $137,000 in salary and bonus, and the Company expects that his salary and bonus for 1997 will equal or exceed the amount paid in 1996. Kenneth St. Romain is the son of Frank J. St. Romain, President and Chief Executive Officer of the Company. The compensation formula pursuant to which Mr. St. Romain is paid is identical to that by which the Company's other regional managers are paid, and includes a fixed salary and a bonus based on profitability and return on assets of the service centers for which such managers are responsible. The actual amount of compensation paid to each regional manager varies as a result of the application of the bonus formula as well as such manager's seniority and other objective factors.

                   SOLICITATION AND EXPENSES OF SOLICITATION

     The solicitation of proxies will be made initially by mail. The Company's directors, officers and employees may also solicit proxies in person or by telephone without additional compensation. In addition, proxies may be solicited by Corporate Communications, Inc. by telephone or mail. Brokers, dealers, banks, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to the beneficial owners of the Common Stock held of record by such persons and will be reimbursed for reasonable out-of-pocket expenses incurred by them in doing so. All expenses of solicitation of proxies will be paid by the Company.

                          ANNUAL REPORT AND FORM 10-K

     Copies of the Company's Annual Report to Stockholders, which includes the Company's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1996, are being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of the Annual Report may obtain one by writing or calling Craig K. Hubbard, SCP Pool Corporation, 109 Northpark Boulevard, Covington, Louisiana 70433-5001, telephone
(504) 892-5521.

                      SUBMISSION OF STOCKHOLDER PROPOSALS
                          FOR THE 1998 ANNUAL MEETING

     Stockholder proposals for inclusion in the Proxy Statement to be issued in connection with the 1998 Annual Meeting of Stockholders must be mailed to Craig
K. Hubbard, SCP Pool Corporation, 109 Northpark Boulevard, Covington, Louisiana 70433-5001, and must have been received by Craig K. Hubbard, on or before December 6, 1997. The Company will consider only proposals meeting the requirements of applicable SEC rules.

                                       The Board of Directors

April 11, 1997

                             SCP POOL CORPORATION
                            109 NORTHPARK BOULEVARD
                       COVINGTON, LOUISIANA  70433-5001

                                     PROXY

                      SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Wilson B. Sexton and Craig K. Hubbard, and each of them, proxies, with power of substitution and revocation, acting together or, if only one is present and voting, then that one, to vote the stock of SCP Pool Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 7, 1997 and at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as designated herein and authorizes the proxies to vote in accordance with the recommendations of the Company's management upon such other business as may properly come before the Annual Meeting of Stockholders.

   1.  Election of Directors                    NEW ADDRESS____________________
       Nominees: Wilson B. Sexton,
       Frank J. St. Romain, Andrew W. Code,     _______________________________
       Peter M. Gotsch, Dominick DeMichele
       and Robert C. Sledd                      _______________________________



          (Continued and to be signed and dated on the reverse side.)



[X] Please mark your                                                                                          |            6167
    votes as in this                                                                                          |________
    example.


        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.
----------------------------------------------------------------------------------------------------------------------------------
|                                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.                                  |
----------------------------------------------------------------------------------------------------------------------------------
                     FOR     WITHHELD                              FOR       AGAINST     ABSTAIN
1. Election of      [   ]     [   ]     2. Ratification of the    [   ]       [   ]       [   ]   Check here if you plan to  [   ]
   Directors                               appointment of                                         attend the annual meeting.
   (See Reverse)                           Ernst & Young LLP
                                           as the Company's                                       Check here for address     [   ]
For, except vote withheld from             independent public                                     change.
the following nominee(s):                  accountants.

_______________________________

                                                                                Please sign exactly as names appear on this Proxy.
                                                                                Joint owners should each sign.  Trustees, executors,
                                                                                etc. should indicate the capacity in which they are
                                                                                signing.

                                                                                ___________________________________________________

                                                                                ___________________________________________________
                                                                                SIGNATURE(S)                             DATE
